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                                                                  Exhibit 4.10


                              SECOND AMENDMENT TO
                                 CHEMFIRST INC.
           401(k) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

         THIS AMENDMENT, effective as specifically stated herein, by and between CHEMFIRST INC., a Business Corporation, having its principal office in Jackson, Mississippi (hereinafter referred to as "Employer"), and CHARLES SCHWAB TRUST COMPANY (hereinafter sometimes referred to as "Trustee");

R E C I T A L S:

         A. WHEREAS, the Employer has previously established the ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust ("Plan and Trust") for the benefit of those employees who qualify thereunder and for their beneficiaries; and

         B. WHEREAS, the Employer desires to amend the Plan and Trust to (i) clarify the definition of Eligible Employee; (ii) increase the cashout distribution threshold to $5,000; and (iii) incorporate those special trust provisions requested by the Plan Trustee that are described in the Addendum & Letter Agreement attached hereto, for informational purposes only, as Exhibit A;

         NOW, THEREFORE, pursuant to Section 10.01 of the Plan and Trust, the following amendment is hereby made and shall be effective as specifically stated herein:

1. EFFECTIVE JANUARY 1, 1999, SECTION 1.13 OF THE PLAN IS AMENDED AS UNDERLINED TO READ AS FOLLOWS:

1.13     Eligible Employee Classification

         An Eligible Employee Classification is a classification of Employees, the members of which are eligible to participate in the Plan. All Employees who are classified as "Regular Employees" are eligible to participate in the Plan. Any reference to Employee within this Agreement is assumed to mean an Employee who is classified as a Regular Employee.


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2.       EFFECTIVE JANUARY 1, 1997, SECTION 1.34(e) OF THE PLAN IS AMENDED AS
         UNDERLINED TO READ AS FOLLOWS:

1.34     Qualified Annuity Definitions

* * * *

         (e)      Qualified Survivor Annuity

                  A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

                  If the Participant's Vested Accrued Benefit is $3,500 ($5,000 for Plan Years beginning after August 5, 1997) or less, the Plan Administrator will direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500 ($5,000 for Plan Years beginning after August 5, 1997), the Vested Accrued Benefit at any later time will be deemed to exceed $3,500 ($5,000 for Plan Years beginning after August 5, 1997). The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum.

3. EFFECTIVE JANUARY 1, 1997, SECTION 5.05 OF THE PLAN IS AMENDED AS UNDERLINED TO READ AS FOLLOWS:

5.05     Form of Benefit Payment
         Subject to the provisions of Section 5.06, the Plan Administrator will direct the Trustee to make the payment of any benefit provided under this Plan upon the event giving rise to such benefit within 60 days following the receipt of a Participant's written request for the payment of benefits on a form provided by the Plan Administrator. The Plan Administrator may temporarily suspend such processing in the event of unusual or extraordinary circumstances such as the conversion of Plan records from one recordkeeper to another.

         The form of benefit will be determined as follows:

         (a) a Participant who is not married on the date benefits are to commence will be provided a Qualified Life Annuity, unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

         (b) a Participant who is married on the date benefits commence will be provided a Qualified Joint and Survivor Annuity unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

         Within the 90-day period which ends on a married Participant's expected benefit commencement date, the Plan Administrator will provide each Participant with a written explanation of:

         (a)      the terms and conditions of a Qualified Joint and Survivor
                  Annuity;

         (b) the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c)      the rights of a Participant's spouse; and

         (d) the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.


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         Notwithstanding the above, if a terminated Participant's Vested
         Accrued Benefit is $3,500 ($5,000 for Plan Years beginning after August 5, 1997) or less, such Participant's Vested Accrued Benefit shall be payable in a lump sum of the entire amount of his Vested Accrued Benefit. If the value of his Vested Accrued Benefit at the time of any distribution exceeds $3,500 ($5,000 for Plan Years beginning after August 5, 1997), the value of his Vested Accrued Benefit at any later time will be deemed to also exceed $3,500 ($5,000 for Plan Years beginning after August 5, 1997).

         Upon request, the Participant may receive his benefit paid in a series of substantially equal annual or more frequent installments from the Trust Fund over a period certain not extending beyond the end of the period measured by the joint life and last survivor expectancy of the Participant and his spouse. A Participant may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. The Plan Administrator and the Trustee will have the power to establish rules and guidelines as deemed necessary or appropriate with regard to the payment of benefits under the installment payment form.

         Notwithstanding the foregoing, if Company Stock acquired with the proceeds of an Acquisition Loan available for distribution consist of more than one class, a distributee must receive substantially the same proportion of each class. A Participant entitled to a distribution under this Section shall have the right to demand that all payments under the foregoing paragraphs be made in Company Stock or in cash for fractional shares to the extent his or her Accounts are invested in Company Stock. A Participant's benefits attributable to Company Stock may be paid in whole or in part in cash.

4. EFFECTIVE JANUARY 1, 1997, SECTION 7.02(b) OF THE PLAN IS AMENDED BY ADDING THE FOLLOWING SUBSECTION TO READ AS FOLLOWS:

7.02     (b)      Where Employer Maintains a Qualified Defined Benefit Plan

* * * * *

                  (4) For Plan Years beginning after December 31, 1999, the combined plan limits of Code Section 415(e) shall no longer apply.

5. EFFECTIVE JANUARY 1, 1997, SECTION 7.03(a) OF THE PLAN IS AMENDED BY ADDING THE FOLLOWING PARAGRAPH TO READ AS FOLLOWS:

7.03     Definitions Applicable to Article 7

* * * * *

         Notwithstanding the foregoing, in the case of a Participant (i) who is permanently and totally disabled (as provided in Code Section 415(c)(3)(C), (ii) who is not an eligible Highly Compensated Employee, and (iii) with respect to whom the Employer elects to have this paragraph apply, the term Aggregate Compensation for purposes of this section shall mean the Aggregate Compensation the Participant would have received for the Plan Year if the Participant had been paid at the rate of Aggregate Compensation paid immediately before becoming permanently and totally disabled. This subsection shall apply only if contributions made with respect to amounts treated as Aggregate Compensation under this paragraph are nonforfeitable when made.

6. EFFECTIVE JANUARY 1, 1997, SECTION 7.03(j) OF THE PLAN IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

7.03     Definitions Applicable to Article 7

* * * * *

(j)      Defined Contribution Limit


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         The Defined Contribution Limit for a given Limitation Year is equal to the lesser of (1) the Defined Contribution Compensation Limit, which is 25% of Aggregate Compensation applicable to the Limitation Year, or
         (2) the Defined Contribution Dollar Limit, which is $30,000. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Defined Contribution Dollar Limit is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

7.       EFFECTIVE JANUARY 1, 1997, ARTICLE 11 IS AMENDED BY ADDING SECTION
         11.17 TO READ AS FOLLOWS:

11.17    Special Rules Concerning Trustee Responsibilities

         Notwithstanding the foregoing sections of this Article 11, the following provisions regarding the investment of Plan assets and the Trustee's duties and responsibilities thereto shall override any Plan provision to the contrary:

         (a)      Investments.

                  1. Notwithstanding the provisions of Section 11.04 above, except as provided below, the Plan Administrator shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Plan Administrator concerning those assets. Except to the extent required by ERISA, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed in writing by the Plan Administrator to dispose of them.

                           A.       As permitted under the Plan, each
                                    Participant and/or beneficiary may have
                                    investment power over the account
                                    maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Plan Administrator. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Plan Administrator or Participant and shall be required to act only upon receipt of proper written directions.

                           B. As permitted under the Plan, the Plan Administrator may appoint an investment manager or managers within the meaning of section 3(38) of ERISA to direct, control or manage the investment of all or a portion of the Trust assets, as provided in sections 3(38) and 403(a)(2) of ERISA.

                  2. In its administration of the Trust Fund, the Trustee shall have and exercise whatever powers are necessary to discharge its obligations and exercise its rights under the Trust Agreement. Subject to the direction of the Plan Administrator, or the person authorized to make investment decisions (the "Authorized Person"), the Trustee shall have full power and authority with respect to property held in the Trust Fund to exercise all such rights and privileges, including, without limitation, the following:

                           A.       To deposit securities in a security
                                    depository and permit the securities so
                                    deposited to be held in the name of the
                                    depository's nominee, and to deposit
                                    securities issued or guaranteed by the U.S.
                                    Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Fund;


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                           B.       To deliver to the Administrator, or the
                                    person or persons identified by the
                                    Administrator, proxies and powers of
                                    attorney and related informational
                                    material, for any shares or other property held including Employer Securities in the Trust. Subject to the provisions of Section 11.17(a)(2)(C), the Administrator shall have responsibility for instructing the Trustee as to voting such shares and the tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or Trust Agreement or under an agreement between the named fiduciary of the Plan and an investment manager, in which case such persons shall have such responsibility. The Trustee may use agents to effect such delivery to the Administrator or the person or persons identified by the Administrator. In no event shall the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.

                           C. In addition to the provisions of Section 12.01(e) of the Plan, all voting rights with respect to shares of Company Stock held in the Trust Fund and allocated to Participants' Accounts shall be exercised by the Trustee in such manner as may be directed by the respective Participant (which term, for purposes of this subsection C, shall include the beneficiary of a deceased Participant and any alternate payee for whom an account has been established with an interest in Company Stock). Any shares of Company Stock in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee shall be voted by the Trustee in the same proportion as the Shares for which voting instructions have been received, subject to the power of the Administrator to direct the Trustee to vote such shares in a different manner, if the Administrator determines that such action is consistent with its fiduciary obligations under ERISA. The Administrator may establish such rules and guidelines as it deems necessary to properly effect the provisions of this section;

                           D. In addition to the provisions of Section 11.04(h) of the Plan, to register Trust Fund property in the Trustee's own name, in the name of a nominee or in bearer form, provided the Trustee's records and accounts show that such property is an asset of the Trust Fund;

         (b)      Settlement of Accounts. In addition to the provisions of
                  Section 11.08 of the Plan, the Trustee's account shall be deemed approved upon receipt by the Trustee of the Employer's written approval of the account or upon the passage of the sixty day period of time after receipt by the Employer, except for any matters covered by written objections that have been delivered to the Trustee by the Employer and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Employer.

         (c) Company Stock. In addition to the provisions of Section 12.01 of the Plan:

                  1. No assets of the Trust Fund shall be invested in the securities of the Employer or its affiliates unless the Administrator determines that the securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities. The Administrator shall not direct the investment in "employer securities" or "employer real property", within the meaning of section 407 of ERISA, if such investment


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                           would be prohibited by ERISA. The Administrator
                           shall only direct the investment of Trust funds into securities of the Employer or an affiliate (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Administrator shall have obtained a current valuation by a qualified independent appraiser.

                  2. The Employer represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify Participants of any limitations on investment directions necessary or appropriate to comply with federal securities laws (including the Exchange Act and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16(a) and the volume of trading in Company Stock pursuant to Rule l0b-6. Consequently the Trustee shall have no liability to a Participant, and beneficiary, or the Employer for carrying out instructions relating to the acquisition or disposition of Company Stock regardless of whether those instructions subject such person or the Employer to any liability.

                           The Employer represents and warrants that either the percentage of the issued and outstanding class of equity security registered under section 12 of the Exchange Act which is Company Stock owned by the Plan (the "Plan Percentage") is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by federal securities laws with regard to Company Stock. The Employer covenants that it will (a) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 4.5%, (b) monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%, (c) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%, and (d) provide monthly written reports to the Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements shall cease during any month when the Plan Percentage is below 4.5% for each day of the month. The provisions of this Section shall survive the termination of this Trust Agreement.

                  3. The election to purchase stock from a participant as described in Section 12.05 of the Plan and Trust, shall be the exclusive right and option of the Plan Administrator and the Trustee shall be responsible only for following the directions of the Plan Administrator.

         (d) Resignation or Removal of Trustee. Notwithstanding the provisions of Section 11.14, if either party has given notice of Trustee removal or resignation as provided under Section
                  11.14 above, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, this provision shall serve as (i) notice of appointment of the Chief Executive Officer of the Employer as Trustee and (ii) as acceptance by that person of that appointment.

         (e) Applicable Law. Notwithstanding the provisions of Section 8.04, the Trust will be administered in the State of California, and its validity, construction, and all rights hereunder shall be governed by ERISA and, to the extent not preempted, by the laws of California. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.



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         IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officer of the Employer, this 1st day of July, 1999.


                                       EMPLOYER:

                                       CHEMFIRST INC.



                                       By: /s/ William B. Kemp
                                           ------------------------------
                                               William B. Kemp
                                               Vice President

                                       TRUSTEE:

                                       CHARLES SCHWAB TRUST COMPANY


                                       By: /s/ K. Mason
                                           ------------------------------


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